Exhibit 21


                             EIS INTERNATIONAL, INC.
                                  SUBSIDIARIES



SUBSIDIARIES                                              STATE OR OTHER
                                                          JURISDICTION OF
                                                          INCORPORATION

EIS Leasing Corporation                                   Delaware
  EIS Leasing of Delaware, Inc.                           Delaware

EIS International Services Corp.                          Virginia

Electronic Information Systems Limited                    United Kingdom
  EIS Limited                                             United Kingdom

Electronic Information Systems International, Inc.        Delaware

EIS Foreign Sales Corporation                             U.S. Virgin Islands
                                                          (St. Thomas)

EIS Italia, Sr. L                                         Italy

Surefind Information, Inc.                                Delaware

Cybernetics Systems International Corp.                   Delaware

Pulse Technologies, Inc.                                  Virginia